EXHIBIT 21


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                                                                      EXHIBIT 21





                        Subsidiaries of the Registrant(1)




                                                   State of           Percentage
                                                Incorporation         Ownership
                                                -------------         ---------

Farmers and Mechanics Bank                       United States           100%

FMS Financial Services, Inc.(2)                  New Jersey              100%

Land Financial Services, Inc.(2)                 New Jersey              100%

First Plunge, Inc. (3)                           New Jersey              100%

Fishpond, Inc. (3)                               New Jersey              100%

Angell Ayes, Inc. (3)                            New Jersey              100%

Peter's Passion, Inc. (3)                        New Jersey              100%

Atlantic Adventures, Inc.(3)                     New Jersey              100%


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(1)      The  operations of the  subsidiaries  are included in the  consolidated financial statements contained in the Annual Report to Stockholders attached as Exhibit 13 to the Form 10-K.
(2)      Subsidiary of Farmers and Mechanics Bank.
(3)      Subsidiary of Land Financial Services, Inc.